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                                                                   EXHIBIT 10.15

                                MACROMEDIA, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

          This Stock Option Agreement ("Agreement") is made and entered into as of the date of grant set forth below (the "Date of Grant") by and between Macromedia, Inc., a Delaware corporation (the "Company"), and the participant named below ("Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 1992 Equity Incentive Plan (the "Plan").

Participant:                              Robert K. Burgess

Social Security Number:                   ____________________________

Address:                                  12 Cowell

                                          Atherton, California  94027

Total Option Shares:                      1,000,000

Exercise Price Per Share:                 $15.00

Date of Grant:                            July 11, 1996

Vesting Start Date:                       July 11, 1996

Expiration Date:                          July 11, 2006

          1. Grant of Option. The Company hereby grants to Participant an option (the "Option") to purchase the total number of shares of Common Stock $0.001 par value, of the Company set forth above (the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement. The Option is intended to be a "nonqualified stock option."

          2.      Vesting and Exercise Periods
                  ----------------------------

                  2.1 Vesting and Exercise Periods of Option. The Option will vest as to 25% of the Shares at the end of twelve (12) full months of continuous service with the Company. Thereafter the option will vest in a series of thirty-six (36) successive equal monthly installments over Participant's period of service with the Company with each monthly installment equal to 2.08% of the total number of shares in the option (20,833.33 shares) on the last day of each month over the thirty-six (36) month period. For purposes of such Option, Participant will be deemed to continue in service with the Company for so long as he renders services as an employee, director or independent consultant to the Company or any Subsidiary, Parent or Affiliate of the Company; provided, however, that in the event that Participant is terminated as President of the Company whether actually or pursuant to a Constructive Termination (as defined in Participant's Employment Agreement with the Company attached hereto as Exhibit A) (the

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"Employment Agreement") or a Change of Control (as defined in the Employment
Agreement) occurs, the terms of Sections 7 and 8 of such Employment Agreement shall be applicable to and shall govern the vesting and exercise periods of such Option and shall supersede all provisions to the contrary in this Agreement.

          2.2 Expiration. The Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.

     3. Termination. Subject to any provisions to the contrary in the Employment Agreement, which shall supersede the provisions of this Section 3, the following provisions shall govern the exercise of this Option in the event the Participant is Terminated.

          3.1 Termination for Any Reason Except Death or Disability. If Participant is Terminated for any reason, except death or Disability, notwithstanding any other provision in this Agreement or in the Plan to the contrary, the Option, to the extent that it would have been exercisable by Participant on the date of Termination pursuant to this Agreement or under the terms of the Employment Agreement, may be exercised by Participant no later than one hundred eighty (180) days after the date of Termination or, if longer, the dates set forth in the Employment Agreement, but in any event no later than the Expiration Date; provided however, that if Participant voluntarily terminates his service with Macromedia other then for Good Reason or is terminated for Cause (in each case as defined in the Employment Agreement), a ninety (90) day period shall be substituted for such one hundred eighty (180) day period.

          3.2 Termination Because of Death or Disability. If Participant is Terminated because of death or Disability of Participant, the Option, to the extent that it is exercisable by Participant on the date of Termination, may be exercised by Participant (or Participant's legal representative) no later than twelve (12) months after the date of Termination, but in any event no later than the Expiration Date.

          3.3 No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

          3.4 For purposes of this Section 3, the Participant shall not be deemed Terminated nor shall a date of Termination be deemed to have occurred for so long as Participant continues to render services as an employee, director or independent consultant.

     4.   Manner of Exercise
          ------------------

          4.1 Stock Option Exercise Agreement. To exercise this Option, Participant (or in the case of exercise after Participant's death, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit B, or in such other form as may be approved by the Company from time to time (the "Exercise Agreement"), which shall set forth, inter alia. Participant's election to exercise the Option and the number of Shares being purchased. If

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someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

          4.2 Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

          4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

     (a)  by cancellation of indebtedness of the Company to the Participant;

     (b) by surrender of shares of the Company's Common Stock that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the open public market; and (3) are clear of all liens, claims, encumbrances or security interests;

     (c) by waiver of compensation due or accrued to Participant for services rendered;

     (d) provided that a public market for the Company's stock exists, (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, or (2) through a "margin" commitment from Participant and a NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

     (e)  by any combination of the foregoing.

          4.4 Tax Withholding. In connection with the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

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         4.5 Issuance of Shares. Upon the exercise of the Option in accordance with this Section 4, the Company shall issue the purchased Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

     6. Compliance with Laws and Regulations. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participants with all applicable requirements of federal and state securities laws and with ail applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer.

     7. Nontransferability of Option. The Option may not be transferred in any manner other than by will or by the laws of decent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successor and assigns of Participant.

     8. Tax Consequences. Set forth below is a brief summary as of the Date of Grant of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

         8.1 Exercise of Nonqualified Stock Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

         8.3 Disposition of Shares. If the Shares are hold for more than twelve
(12) months after the date of the transfer of the Shares pursuant to the exercise of the Option, any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes.

     9. Privileges of Stock Ownership. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

     10. S-8 Registration. The Company shall register the Shares issuable under this Option on a Form S-8 Registration Statement prior to the initial vesting date hereunder and shall keep such Registration Statement in effect for the entire period that this Option thereafter remains outstanding.

     11. Entire Agreement. This Agreement and the Employment Agreement constitutes the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. In the event of any conflict between the terms of this

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Agreement and the terms of the Employment Agreement, the terms of the Employment
Agreement shall be controlling.

     12. Notices. Any notices required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon; personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

     13. Successor and Assigns. The Company any assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     15. Acceptance. Participant hereby acknowledges receipt of this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

     16. Replacement Agreement. Participant shall have the right in his discretion to require the Company to reissue a new Agreement in replacement of this Agreement which more specifically incorporates the terms and provisions of the Employment Agreement applicable to this Option.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Effective Date.

MACROMEDIA, INC.                                        PARTICIPANT

By /s/ Bud Colligan                                     /s/ R. Burgess
   ------------------------------                       ------------------------
                                                        (Signature)

/s/ BUD COLLIGAN                                        /s/ R. BURGESS
---------------------------------                       ------------------------
(Please print name)                                     Please print name)

CHAIRMAN
---------------------------------
(Please print title)

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